N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Intermediate Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,187,578	1.9870		547,053		62.97
Class B		161,319		1.5253		97,005  	62.97
Class C		322,911		1.5253		231,510		62.97
Class I		6,452,581	2.1410		2,924,474	62.97
Class IS	313,552		1.9870		138,583		62.97